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          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 13, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report to Shareholders of Phoenix Edge Series Fund which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Representations and Warranties" in Exhibit A to the Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
January 11, 2005

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          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to this Registration Statement (Securities Act of 1933 File No. 33-31072) of Lord Abbett Series Fund, Inc. on Form N-14 of our reports dated February 11, 2004 appearing in the December 31, 2003 Annual Reports to Shareholders of Lord Abbett Series Fund, Inc. - Bond-Debenture Portfolio, Lord Abbett Series Fund, Inc. - Growth & Income Portfolio and Lord Abbett Series Fund, Inc. - Mid-Cap Value Portfolio, in the Statement of Additional Information, which is part of this Registration Statement. We also consent to the reference to us under the caption "Financial Highlights" appearing in the combined Proxy Statement/Prospectus, which is also part of this Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
New York, NY
February 25, 2005